Exhibit 1.1

Execution Copy

320,000 SHARES

SUPERTEL HOSPITALITY, INC.

SERIES B PREFERRED STOCK (PAR VALUE, $.01 PER SHARE)

UNDERWRITING AGREEMENT

May 29, 2008

May 29, 2008

ROBERT W. BAIRD & CO. INCORPORATED

Ferris, Baker Watts, Incorporated

JMP Securities LLC

BB&T Capital Markets, a division of Scott & Stringfellow, Inc.

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

SUPERTEL HOSPITALITY, INC., a Virginia corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 320,000 shares (the “Firm Shares”) of Series B 10.0% preferred stock, par value $.01 per share, of the Company (the “Series B Preferred Stock”).

The Company also proposes to issue and sell to the several Underwriters up to an additional 48,000 shares of Series B Preferred Stock (the “Additional Shares”), if and to the extent that Robert W. Baird & Co. Incorporated (“Baird”), as manager of the offering, shall have determined to exercise on behalf of the Underwriters. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-147310), including a related prospectus, for the registration of the Shares under the Securities Act and the Securities Act Regulations. The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related prospectus as may have been required to the date hereof, and will file such amendments or supplements as may hereafter be required. The registration statement as amended at the time it became effective by the Commission (and, if the Company files a post-effective amendment to such registration statement that becomes effective prior to the Initial Closing Date (as defined below)), including the documents filed as part thereof or incorporated by reference thereto in accordance with Item 12 of Form S-3 under Securities Act or otherwise and information contained in the prospectus or otherwise deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act (“Rule 430 Information”), is hereinafter referred to as the “Registration Statement.” If the Company files an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any base prospectus or prospectus supplement filed with the

Commission pursuant to Rule 424 under the Securities Act and the base prospectus and prospectus supplement included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, is hereinafter referred to as the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.

For purposes of this Agreement, “Issuer Free Writing Prospectus”has the meaning set forth in Rule 433 of the Securities Act; “Free Writing Prospectus” has the meaning set forth in Rule 405 of the Securities Act; “Disclosure Package” means the Preliminary Prospectus as most recently amended or supplemented immediately prior to the Time of Sale (as defined below), together with the Issuer Free Writing Prospectuses, if any, each identified in Schedule II, the Free Writing Prospectuses, if any, each identified in Schedule III hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Shares at or prior to the Time of Sale as set forth in Schedule IV hereto; “Time of Sale” means 5:00 p.m. (Central Time) on the date of this Agreement; and “Road Show” has the meaning set forth in Rule 433(h)(4) under the Securities Act.

Upon consummation of the transactions contemplated hereby and the application of the net proceeds from the sale of the Firm Shares, the Company will own 93.3% of the partnership interests of Supertel Limited Partnership, a Virginia limited partnership (the “Partnership”). The Partnership and E&P Financing Limited Partnership, a wholly-owned subsidiary of the Company, directly or indirectly, currently owns 125 hotels as described in the Disclosure Package (individually a “Hotel” and collectively, the “Hotels”). The Partnership leases each of the Hotels to a wholly-owned subsidiary (the “Lessee”), pursuant to separate leases (collectively, the “Leases”). Each of the Hotels are operated and managed by either Royal Host Management, Inc. (“Royal Host”) or HLC Hotels, Inc. (“HLC”) (collectively, the “Managers”) pursuant to management agreements (collectively, the “Management Agreements”) between the Lessee and the Managers.

1.         Representations and Warranties of the Company and the Partnership. The Company and the Partnership, jointly and severally, represent and warrant to and agrees with each of the Underwriters on the date hereof, on the Closing Date and on each Option Closing Date, if any, that:

(a)       Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus is in effect, no proceedings for such purpose are pending before, contemplated or threatened by the Commission or by the state securities authority of any jurisdiction and any request on the part of the Commission or the state securities authority for any jurisdiction for additional information has been complied with.

(b)       Any Preliminary Prospectus when filed as part of the Registration Statement and the Registration Statement as of each effective date and of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply in all material respects with the Securities Act and the Securities Act Regulations (including, without limitation, Rule 430B(a) or 430A(b)).

(c)       (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement, as of the date hereof, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Date (as defined in Section 4) and on each Option Closing Date (as defined in Section 2) (if any), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Disclosure Package does not, and at the Time of Sale, at the Closing Date and each Option Closing Date (if any), the Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement and, when considered together with the Disclosure Package, did not, and at the time of each sale of Shares and at the Closing Date and each Option Closing Date, each Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (vii) each Road Show, when considered together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) or Section 1(b) above do not apply to statements or omissions in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any Road Show, or the Prospectus or any amendments or supplements thereto based upon information relating to any Underwriters furnished to the Company in writing by such Underwriters through Baird expressly for use therein.

(d)       Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus and/or any Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of Baird, other than the Permitted Free Writing Prospectuses and Road Shows furnished or presented to Baird before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act Regulations; the Company filed the Registration Statement with the Commission before using any Permitted Free Writing Prospectus; and each Permitted Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act Regulations, filed with the Commission), the sending or giving, by Baird, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act Regulations are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act Regulations, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act Regulations, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; any free writing prospectus that the Company is required to file pursuant to Rules 164 and 433 under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; no Permitted Free Writing Prospectus conflicts with the information contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus; and, to the Company’s knowledge, no free writing prospectus prepared by or on behalf of or used by any Underwriter contains any “issuer information” within the meaning of Rule 433(h)(2) under the Securities Act Regulations.

(e)       The Company was determined, at the time the Registration Statement was initially filed and when it became effective, eligible to use Form S-3 to register the offering of the Shares contemplated hereby. The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act Regulations with respect to the offering of the Shares contemplated by the Registration Statement.

(f)        The Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectuses (to the extent any such Permitted Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be identical in all material respects to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(g)       The Company’s common stock, par value $0.01 per share (the “Common Stock”), is listed on the NASDAQ Global Market (“NASDAQ”), and the Company has not received any notice from the NASDAQ regarding the delisting of such shares from the NASDAQ. The Shares are duly listed for quotation, and admitted and authorized for trading, subject to official notice of issuance, on the NASDAQ. The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules and upon and at all times after Nasdaq shall have approved the Shares for inclusion, it will be in compliance with all applicable corporate governance set forth in the Nasdaq Marketplace Rules that are then in effect and is taking steps as are necessary to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules standards not currently in effect upon the effectiveness of such requirements. To the Company’s knowledge, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus.

(h)       The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure, individually or in the aggregate, to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operation or prospects of the Company and its Subsidiaries (as defined herein), taken as a whole, (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby, or (iii) result in the delisting of Common Stock, from the NASDAQ (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i), (ii) or (iii) being herein referred to as a “Material Adverse Effect” or “Material Adverse Change”).

(i)        The Company is the sole general partner of the Partnership and owns, directly or indirectly, 93.2% of the partnership interest in the Partnership consisting of common partnership interests (“Common Units”) and of preferred partnership interests (the “Preferred Units”); each subsidiary of the Company (each, including the Partnership, except where noted, a “Subsidiary”, and collectively, “Subsidiaries”) has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as disclosed in the Disclosure Package and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or asset to the Company or to any other Subsidiary.

(j)        This Agreement has been duly authorized, executed and delivered by the Company and the Partnership and is a legal, valid and binding agreement of the Company and the Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law’s affecting creditor’s rights generally and by general equitable principles.

(k)       The authorized and outstanding capitalization of the Company is as set forth in the Disclosure Package and the Prospectus. Except as disclosed in the Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. The Shares conform to the description thereof in the Disclosure Package.

(l)        The shares of Common Stock and preferred stock of the Company outstanding prior to the issuance of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights.

(m)      The Company has the corporate power and authority to issue the Shares and Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such Shares will not be subject to any preemptive or similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise.

(n)       The Company is not in violation of its Second Amendment and Restated Articles of Incorporation, as amended or restated (the “Articles”), or its bylaws, as amended or restated (the “Bylaws”); the Partnership is not in violation of its Certificate of Limited Partnership or the Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), and no Subsidiary is in violation of its organizational documents (including, without limitation, partnership and limited liability company agreements). Neither the Company nor any Subsidiary is in breach of or default in, nor to the knowledge of the Company and the Partnership has any event occurred which with notice, lapse of time, or both would constitute a breach of or default in, the performance or observance by the Company or any Subsidiary, as the case may be, of any obligation, agreement, contract, franchise, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

(o)       The description of each transaction or agreement set forth in the Company’s Form 10-K dated March 12, 2008, Form 10-Q dated May 7, 2008 and Form 8-K dated May 7, 2008 constitutes a complete and accurate summary of the material terms thereof.

(p)       Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; and no person has a right of participation or first refusal with respect to the sale of the Shares by the Company.

(q)       The issuance of the Preferred Units to the Company in exchange for contribution of proceeds from the sale of the Shares described in the Disclosure Package and the Prospectus has been duly authorized by the Partnership, and when issued and duly delivered against payment therefor, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company or the Partnership; and the issuance of Preferred Units by the Partnership is not subject to preemptive or other similar rights arising by operation of law under the organizational documents of the Partnership or under any agreement to which the Partnership is a party.

(r)        Neither the execution, delivery by the Company or the Partnership of, nor the performance by the Company or the Partnership of their obligations under, this Agreement and the other agreements listed as exhibits to the Registration Statement, the issuance, sale and delivery by the Company of the Shares and consummation of the transactions contemplated herein, do nor will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any subsidiary; (ii) the certificate of incorporation or bylaws of the Company or the respective organizational documents of any of the Subsidiaries; or (iii) any contract, agreement, obligation, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries (or any of their respective assets) is subject or bound or affected except in the cases of clause (iii), for such conflicts, breaches or defaults that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(s)       No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the Company’s shareholders, is required in connection with the Company’s or the Partnership’s execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) such approvals as have been obtained, or will have been obtained at the Closing Date or the relevant Option Closing Date, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the NASDAQ, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and (iv) under the FINRA Conduct Rules.

(t)        There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries, any of their respective directors or officers, any Hotel, or the Managers with respect to the Hotels is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ) (i) other than any such action, suit, claim, investigation or proceeding accurately described in the Disclosure Package or which, if resolved adversely to the Company or any of its subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act and the Securities Act Regulations.

(u)       Neither the Company nor any Subsidiary is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v)       KPMG LLP, who has audited certain financial statements of the Company and has expressed its opinion in reports with respect to the consolidated financial statements of the Company filed with the Commission as part of the Registration Statement, Disclosure Package and Prospectus, are, and were during the periods covered by its respective reports, independent public accountants with respect to the Company as required by the Securities Act and the Securities Act Regulations.

(w)      The consolidated financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries to which such financial statements relate as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the respective entities to which such financial statements relate for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in both the Prospectus and the Disclosure Package under the caption “Prospectus Supplement Summary - Summary Consolidated Financial Data” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus or the Disclosure Package; the other financial and statistical data contained in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included or as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Disclosure Package and the Prospectus; and all disclosures contained in the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(x)       All statistical or market-related data included in the Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses has been made or reaffirmed with a reasonable basis and in good faith.

(y)       Except as otherwise disclosed in both the Prospectus and the Disclosure Package or in the Phase I or Phase II Environmental Audits previously delivered to Baird or its counsel (the “Audits”), (i) none of the Partnership, the Company, any of the Subsidiaries nor, to the knowledge of the Partnership and the Company, the Manager or any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Hotels, other than by any such action taken in compliance with all applicable Environmental Statutes (as hereinafter defined); (ii) the Partnership and the Company do not intend to use the Hotels or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statues; (iii) none of the Partnership, the Company, nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Hotels or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (iv) none of the Partnership, the Company, nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Hotels or any assets described in both the Prospectus and the Disclosure Package, or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute (hereinafter defined); and (v) the Hotels are not included or, to the best of the Partnership’s and the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) or, to the best of the Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

As used herein, “Hazardous Material” shall include, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”). To the knowledge of the Company, there are no costs or liabilities associated with the Hotels pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). To the knowledge of the Company, none of the entities that prepared Phase I or other environmental assessments with respect to any Hotel, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, officer, director or employee of the Company or the Subsidiaries.

(z)       None of the Company, the Partnership, any Subsidiary or, to the knowledge of the Company, the Manager with respect to the Hotels, is in violation of or has received notice of any violation with respect to any U.S. federal or state law relating to discrimination in the hiring, termination, promotion, terms or conditions of employment or pay of employees, nor any applicable U.S. federal or state wages and hours law which could reasonably be expected to have a Material Adverse Effect.

(aa)     Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) or to which the Company, the Subsidiaries or their ERISA Affiliates contribute or are required to contribute are in compliance in all material respects with ERISA; “ERISA Affiliate” means any trade or business, whether or not incorporated, which with the Company or a Subsidiary is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”); no such employee benefit plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; all contributions required to have been made under each such employee benefit plan have been made on a timely basis; there has been no “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) for which the Company, the Subsidiaries or their ERISA Affiliates have any material liability; and each such employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified and to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification, in each case, except as disclosed in the Registration Statement, Disclosure Package and the Prospectus.

(bb)     Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company any officer, director, manager or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any U.S. federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law and the Company’s Code of Business Conduct, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

(cc)     Except as otherwise disclosed in the Registration Statement, Disclosure Package and Prospectus, there are no outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, managers or trustees of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(dd)     There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”), including Section 402 related to loans and

Sections 302 and 906 related to certifications, to the extent such provisions are applicable to the Company.

(ee)     The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)      Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg)     Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(hh)     All securities issued by the Company, any of the Subsidiaries or any entity established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation or formation of the issuing entity, and (iii) to the extent applicable to the issuing entity, the requirements of the NASDAQ.

(ii)       Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not occurred any Material Adverse Change, or any development involving a prospective Material Adverse Change, in the assets, business, condition (financial or otherwise), management, operations or earnings of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; any transaction that is material to the Company and the Subsidiaries taken as a whole, agreed to or entered into by the Company or any of the Subsidiaries; (ii) the Company and the Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiaries, except in each case as described in each of the Registration Statement, the Disclosure Package and the Prospectus, respectively.

(jj)       The Company and the Subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property and good and marketable title to all personal property owned or leased by them which is material to the business of the Company and the Subsidiaries, and good title to all personal property owned in each case free and clear of all liens, encumbrances, security interests, pledges, charges, encroachments, restrictions, mortgages and other defects except such as are described in the Disclosure Package and any real property improvements, equipment and personal property held under lease by the Company and any Subsidiary are held by them under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and any Subsidiary; the Company or a Subsidiary has an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on each property described in the Registration Statement, Disclosure Package and Prospectus as being owned or leased, as the case may be, by the Company or a Subsidiary, that insures the Company’s or the Subsidiary’s fee simple or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located.

(kk)     To the knowledge of the Company, all real property owned or leased by the Company or any Subsidiary whether owned in fee simple or through a joint venture or other partnership, including the Hotels, is free of any material structural defects and all building systems contained therein are in reasonable working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company or any Subsidiary, as the case may be, has created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of each property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the Disclosure Package and the Prospectus; to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action that could have a Material Adverse Effect.

(ll)       Except for the properties listed in the Disclosure Package and the Prospectus as a property with respect to which the Company or one of the Subsidiaries has a leasehold interest is the subject of a lease that has been assigned to a Subsidiary pursuant to an assignment which has been duly and validly authorized, executed and delivered by or on behalf of the Company and the Partnership, and to the knowledge of the Company, by each of the other parties thereto and each such lease constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

(mm)   To the knowledge of the Company, each of the Hotels complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; to the knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other similar proceeding or action that will in any material respect affect the size of use of, improvements on, construction on or access to any of the Hotels, all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Hotels) of any of the Subsidiaries that are required by Form S-3 under the Securities Act to be described in the Disclosure Package and the Prospectus (or the Preliminary Prospectus) are disclosed therein; to the knowledge of the Company, no lessee, licensee, concessionaire or vendor of any portion of any of the Hotels is in default under any of the leases or licenses governing such properties and there is no event which, but for the passage of time or the giving of notice or both could constitute a default under any of such leases or licenses, except such defaults that could not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no person has an option or right of first refusal to purchase all or any part of any Hotel or any interest therein.

(nn)     Each of the Company and the Subsidiaries, and, to the knowledge of the Company, the Manager, owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), adequate and sufficient licenses or other rights to use all patents, trade names, trade marks, service marks, service names, copyrights, domain names, software and design licenses, approvals, manufacturing processes, trade secrets, other intangible property rights, know-how and other proprietary information (collectively, the “Intellectual Property”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and the Company and the Subsidiaries are unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the Intellectual Property. To the Company’s knowledge, neither the Company nor any of the Subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor the Subsidiaries nor any of its subsidiaries has received notice of a claim by a third party to the contrary.

(oo)     No material labor dispute with the employees of the Company or any of its subsidiaries, or the Manager, exists, except as described in the Disclosure Package and Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, the Manager, is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not have a Material Adverse Effect.

(pp)     The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(qq)     Each of the Company, the Subsidiaries, and, to the knowledge of the Company, the Manager, has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in both the Prospectus and the Disclosure Package, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not have, a Material Adverse Effect; neither the Company, any of the Subsidiaries, any Hotel nor, to the knowledge of the Company, the Manager, is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in both the Prospectus and the Disclosure Package; neither the Company, any of the Subsidiaries, any Hotel nor, to the knowledge of the Company, the Manager is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries or any Hotel except to the extent any default, violation or revocation would not, individually or in the aggregate, have a Material Adverse Effect and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in each of the Registration Statement, the Prospectus and the Disclosure Package.

(rr)      The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act. The Company’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and is effective in performing the functions for which it was established. Except as described in the Disclosure Package and the Prospectus, sincethe end of the Company's most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ss)      The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective in performing the functions for which they were established; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements made in each such certification are accurate; the Company, the Subsidiaries and their directors and officers are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(tt)       Neither the Company nor any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Disclosure Package or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(uu)     Each of the Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or has properly requested extensions thereof, and has paid all taxes shown as due thereon; no material tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity; all such tax liabilities are adequately provided for on the respective books of such entities and, since the date of the most recent audited financial statements, neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business; and there is no tax lien, whether imposed by any federal, state, local, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary (other than with respect to ad valorem taxes that are not yet due and payable).

(vv)     Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and the Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith, including without limitation a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ww)   Except as described in the Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock, during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xx)     Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(yy)     Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

(zz)     The Shares have been registered pursuant to Section 12(b) of the Exchange Act and the Shares have been approved for quotation on the NASDAQ, subject only to official notice of issuance.

(aaa)    Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of FINRA any member firm of FINRA.

(bbb)   Neither the Company nor the Partnership has relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(ccc)    The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Articles and Bylaws of the Company and the requirements of the NASDAQ.

(ddd)   The mortgages and deeds of trust encumbering the Hotels are not convertible into equity interests in the property nor will the Company or the Partnership hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross collateralized to any property not to be owned directly or indirectly by the Company or the Partnership.

(eee)	[Intentionally Left Blank]

(fff)     No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, trustees, managers, shareholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by Form S-3 under the Securities Act to be described in the Registration Statement, the Disclosure Package or the Prospectus and which is not so described.

(ggg)   The Company qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) for its taxable years ended December 31, 1994 through December 31, 2007, and the current and proposed method of operation of the Company and the Subsidiaries as described in the Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable years ending December 31, 2008 and thereafter; the Partnership is treated as a partnership for federal income tax purposes and is not treated as a corporation or association or publicly traded partnership; the Company intends to continue to qualify as a real estate investment trust under the Code for all subsequent years; and the Company does not know of any event that could cause the Company to fail to qualify as a real estate investment trust under the Code for the taxable year ending December 31, 2008 or at any time thereafter.

(hhh)   The factual description of, and the assumptions and representations regarding, the Company’s organization and current and proposed method of operation set forth in the Disclosure Package and Prospectus under the headings “Certain Material Federal Income Tax Considerations” and “Additional Federal Income Tax Considerations” accurately and completely summarize the matters referred to therein.

(iii)        Neither the Company, any of its Subsidiaries, nor any Hotel has sustained, since the date of the preliminary prospectus, any loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package and Prospectus.

(jjj)      Any certificate signed by any officer of the Company, the Partnership, or any Subsidiary delivered to the Underwriters or the Underwriters’ counsel pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and the Partnership to each Underwriter as to the matters covered thereby.

2.          Agreements to Sell and Purchase. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at a price of $23.75 per share (the “Purchase Price”), the number of Firm Shares set forth on Schedule I opposite the name of such Underwriter,

Moreover, the Company hereby agrees to issue and sell up to 48,000 Additional Shares to the Underwriters at the Purchase Price, and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, up to 48,000 Additional Shares at the Purchase Price. Baird may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter, acting severally and not jointly, will purchase that proportion of the total Additional Shares then being purchased which the number of Firm Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares set forth in Schedule I hereto (subject to such adjustments to eliminate fractional shares as Baird may determine).

3.          Terms of Public Offering. The Company is advised by the Underwriters that the Underwriters propose to make a public offering of the Shares as soon after this Agreement has become effective as in the Underwriters’ judgment is advisable. The Company is further advised by the Underwriters that the Shares are to be offered to the public initially at $25 per share (the “Public Offering Price”) and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $0.75 per share under the Public Offering Price, and that the Underwriters may allow, and such dealers may reallow a concession, not in excess of $0.10 per share, to the Underwriters or to certain other dealers.

4.          Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in federal or other funds immediately available in Milwaukee against delivery of such Firm Shares for the account of Baird at 10:00 a.m., Central Time, on June 3, 2008, or at such other time on the same or such other date as shall be designated in writing by Baird. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in Milwaukee against delivery of such Additional Shares for the account of Baird at 10:00 a.m., Central Time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than July 3, 2008, as shall be designated in writing by Baird.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as Baird shall request in writing not later than one full business day prior to the

Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to Baird on the Closing Date or an Option Closing Date, as the case may be, for the account of Baird, with any transfer taxes payable in connection with the transfer of the Shares to Baird duly paid, against payment of the Purchase Price therefor.

5.          Conditions to the Underwriter’s Obligations. The obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Company and the Partnership contained in this Agreement are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that the Company has performed its obligations required to be performed prior to the Closing Date and the following further conditions:

(a)       Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any:

(i)

there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)

there shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package that, in Baird’s judgment, is material and adverse and that makes it, in Baird’s judgment, impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated in the Disclosure Package.

(b)       The Company will, on the Closing Date and on each Option Closing Date, deliver to the Underwriters a certificate of its Chief Executive Officer and Chief Financial Officer, to the effect that:

(i)

the representations and warranties of the Company and the Partnership in this Agreement are true and correct, as if made on and as of the Closing Date or any Option Closing Date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any Option Closing Date, as applicable;

(ii)

no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or to the knowledge of the Company threatened under the Securities Act;

(iii)

the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the Closing Date or any Option Closing Date, as applicable, the Registration Statement and the Prospectus and the Disclosure Package, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement and any amendments thereto, did not and, as of the Closing Date or any Option Closing Date, as applicable, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and the Disclosure Package, and any amendments or supplements thereto, did not and as of the Closing Date or any Option Closing Date, as applicable, do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package which has not been so set forth; and

(iv)

subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as described in the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or material changes in the outstanding indebtedness of the Company or any Subsidiary, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the capital stock, limited liability company membership interests or units of limited partnership interest of any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained which has a Material Adverse Effect.

(c)       The Underwriters shall receive, at the First Closing Date and on each Option Closing Date, a certificate of the Secretary of the Company and an officer of the general partner of the Partnership certifying as to (i) the Articles and any amendments thereto, (ii) the Bylaws and any amendments thereto, (iii) resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the issuance and sale of the Shares and performance of the Company’s and the Partnership’s other obligations under this Agreement and related documents, (iv) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement and any amendments thereto, (v) correspondence with the Commission, (vi) a specimen stock certificate representing the Shares, (vii) the number of shares of preferred stock authorized and reserved for issuance by the Company and (viii) the minute books of the Company.

(d)       The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of McGrath North Mullin & Kratz, PC LLO, outside counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, substantially in the following form that:

(i)	the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.
(ii)	the Partnership has been duly formed and is validly existing as a Partnership and in good standing under the laws of the Commonwealth of Virginia.
(iii)

each of the Company and the Partnership has the corporate power or limited partnership power to conduct its business and to own, lease and operate its respective properties as such business and properties are described in the Disclosure Package and the Prospectus and to execute and to perform its obligations under the Underwriting Agreement.

(iv)

each Subsidiary is validly existing as a corporation, limited liability company, or limited partnership, and in good standing under the law of its jurisdiction of organization as set forth opposite its name on Exhibit A attached hereto.

(v)

each of the Company and the Partnership is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions set forth opposite its name on Exhibit A hereto. Each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions set forth opposite its name on Exhibit A hereto.

(vi)

each of the Subsidiaries has the corporate, limited partnership power or limited liability company power, as the case may be, to conduct its business and to own, lease and operate its properties as such business and properties are described in the Disclosure Package and the Prospectus.

(vii)	the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, and to such counsel’s knowledge are fully paid and non-assessable.
(viii)

the issued and outstanding units of partnership interests or membership interests, as applicable, of the Partnership and each Subsidiary have been duly authorized and validly issued, and to such counsel’s knowledge are fully paid and non-assessable, and are owned of record directly or indirectly by the Company, and with respect to the Partnership, the Company owns directly or indirectly the partnership interest as set forth in the Disclosure Package and the Prospectus.

(ix)

the Company has an authorized capitalization as set forth under the caption “Capitalization” in the Disclosure Package and the Prospectus. The capital stock of the Company, including the Series B Preferred Stock, conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the captions “Description of Our Series B Preferred Stock,” and “Description of Capital Stock.”

(x)	the Certificate representing the Shares complies in all material respects with the applicable requirements of the Virginia Stock Corporation Act, the Articles and the Bylaws.
(xi)

the Registration Statement has been declared effective under the Securities Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To such counsel’s knowledge, (i) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(xii)	the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Partnership.
(xiii)

the Shares have been duly authorized and, when issued in accordance with the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable, and will not be subject to any preemptive right in the Articles or the Bylaws of the Company or arising under the Virginia Stock Corporation Act.

(xiv)

the execution, delivery and performance of the Underwriting Agreement by the Company and the Partnership and the issuance by the Company of the Shares in accordance therewith: (a) do not require any consent, approval, authorization, license or exemption by, or order of or filing by the Company or the Partnership with, any governmental authority, except such as has been made or obtained under the Securities Act, and except as may be required under the securities or Blue Sky laws of any foreign jurisdiction or of any state or other jurisdiction of the United States, as to which such counsel need express no opinion, (b) will not violate (i) the provisions of the Articles or Bylaws of the Company, (ii) the provisions of the Certificate of Limited Partnership or the Partnership Agreement of the Partnership or (iii) the provisions of the Organizational Documents of the Subsidiaries, (c) to such counsel’s knowledge will not violate the laws of Virginia or the United States, or to such counsel’s knowledge, any other law or regulation applicable to the Company or the Partnership, or any order, judgment or decree of any court, and (d) will not result in a breach of, or default under, any contract, agreement or instrument to which the Company, the Partnership or any Subsidiary is a party or any other contract or agreement known to such counsel.

(xv)	the Shares have been approved for listing, subject to notice of issuance, on the NASDAQ;
(xvi)

the statements in the Disclosure Package and the Prospectus that contain description of laws, rules or regulations, and insofar as they describe the terms of agreements or the Articles or Bylaws or the Partnership Agreement, have been reviewed by such counsel and fairly present the information called for with respect to such legal matters and documents in all material respects.

(xvii)	the Company is not, and after giving effect to the issuance of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, an

“investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xviii)

To such counsel’s knowledge, except as described in the Registration Statement, no person has the right to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xix)

to such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company, the Partnership or any of the Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement and are not so described or any statues, regulations, contracts or other documents that are required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xx)

the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code, for the period beginning on January 1, 2002 through December 31, 2007, and the Company’s organization and present and proposed method of operation (as represented in the Officer’s Certificate) will enable it to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2008, and thereafter.

(xxi)

the descriptions of the law and the legal conclusions contained in the Disclosure Package and Prospectus under the captions “Additional Federal Income Tax Considerations,” and in “Certain Material Federal Income Tax Considerations” are correct in all material respects, and the discussion thereunder fairly summarizes the United States federal income tax considerations that are likely to be material to a holder of the Shares.

(xxii)

the Registration Statement, the Preliminary Prospectus and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Securities Act Regulations. Nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package as of the Applicable Time, or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date or, as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, (in each case exclusive of financial statements and notes thereto or other financial or statistical data derived therefrom, as to which counsel will express no opinion).

(e)       The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, addressed to the Underwriter and in form and substance satisfactory to Baird.

The opinions of McGrath North Mullin & Kratz, PC LLO described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f)        On the date of this Agreement and at the Closing Date and each Option Closing Date (if applicable), the Underwriters shall have received from KPMG LLP letters dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus provided, that the letters delivered at the Closing Date and each Option Closing Date (if applicable) shall use a “cut-off” date referred to therein for the carrying out of procedures no more than three business days prior to such Closing Date or such Option Closing Date, as the case may be.

(g)       The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement, or such later time and date as Baird shall approve.

(h)       No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have reasonably objected in writing.

(i)        No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission, and no suspension for the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to Baird’s satisfaction; and the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)        All filings with the Commission required by Rule 424 under the Securities Act Regulations to have been made by the Closing Date shall have been made within the applicable time period prescribed for such filing by such Rule.

(k)       Between the time of execution of this Agreement and the Closing Date or the relevant Option Closing Date there shall not have been any Material Adverse Change or event or occurrence which could reasonably be expected to result in a Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in Baird’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(l)	The Shares shall have been approved for quotation on NASDAQ.

(m)      The FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

The obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Underwriters on the applicable Option Closing Date of such documents as the Underwriters may reasonably request, including certificates of officers of the Company, legal opinions and an accountants’ comfort letter, and other matters related to the issuance of such Additional Shares as set forth herein with respect to the Firm Shares.

6.          Covenants of the Company. The Company covenants with the Underwriters as follows:

(a)       To furnish to Baird, without charge, two (2) signed copies of the Registration Statement (including exhibits thereto) and to furnish to the Underwriters in Milwaukee, Wisconsin, without charge, prior to 10:00 a.m. Central Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriters may request.

(b)       Before amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, to furnish to Baird a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which Baird objects.

(c)       To furnish to Baird a copy of each proposed Free Writing Prospectus relating to the offering of the Shares to be prepared by or on behalf of, used by, referred to or filed by the Company and not to use, refer to or file any proposed Free Writing Prospectus relating to the offering of the Shares to which Baird objects.

(d)       Not to take any action that would result in Baird or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of Baird that Baird otherwise would not have been required to file thereunder.

(e)       To advise Baird orally immediately (and, if requested by Baird, promptly confirm such advice in writing), of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as reasonably practicable, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise Baird promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which Baird shall reasonably object in writing.

(f)        To advise Baird promptly of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus; and if the Commission should enter such a stop order, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(g)       If the Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Packages conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to Baird and to any dealer upon request, either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

(h)       If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package or Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package or Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by an Underwriter and to any other dealers upon request, either amendments or supplements to the Disclosure Package or Prospectus so that the statements in the Disclosure Package or Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Disclosure Package or Prospectus, as amended or supplemented, will comply with applicable law.

(i)        If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing when such post-effective amendment or such Registration Statement has become effective.

(j)        To prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement, or on such other day as the parties may mutually agree, and deliver to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by

Regulation S-T; and the Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(k)       If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Underwriters, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form satisfactory to the Underwriters, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable, (iv) promptly notify the Underwriters of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.

(l)        To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.

(m)      Promptly to furnish such information or to take such action as the Underwriters may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriters shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and to promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(n)       To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earning statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(o)       To file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free

Writing Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission.

(p)       To use its best efforts to cause the Shares to be listed for quotation on the NASDAQ and to maintain the listing of the Shares, for quotation on the NASDAQ and to file with the NASDAQ all documents and notices required by the NASDAQ of companies that have securities quotations for which are reported by the NASDAQ.

(q)       To prepare, if the Underwriters so request, a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the Shares or the offering in a form consented to by the Underwriters, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(r)        To comply with Rules 433 and 164 under the Securities Act Regulations (without reliance on Rule 164(b) under the Securities Act Regulations).

(s)       Not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of the Company.

(t)        Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(u)       To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

(v)       To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(w)      To comply with all of the provisions of any undertakings in the Registration Statement.

(x)       That for so long as the Shares are outstanding, to use its best efforts to take such actions as are necessary or appropriate to qualify the Company as a REIT under the Code for the taxable year ending December 31, 2008 and thereafter and not take any action to revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code, except as otherwise permitted by the Company’s charter and bylaws.

(y)       To not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(z)       To prepare and file with the State Corporation Commission of Virginia, prior to the Closing Date, an amendment to the Company’s articles of incorporation, authorizing the Series B Preferred Stock and designating the rights, preferences and restrictions relating thereto, as set forth in the Disclosure Package and an application and all other documents necessary to qualify the Shares for trading on NASDAQ.

7.          Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 6(l) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD not to exceed $7,500, (v) all costs and expenses incident to listing the Shares for quotation on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Underwriters and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

The Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters on demand for all out-of-

pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereby.

8.          Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Package, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading; provided, however, that the Company shall not be liable under this Section 8(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through Baird expressly for use therein.

(b)       Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Package, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such Underwriter through Baird expressly for use therein.

(c)       In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriter, such firm shall be designated in writing by Baird. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)       To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)       The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this

Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)        The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.          Termination. The Underwriters may terminate this Agreement by notice given by Baird to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited or minimum prices shall have been established on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Global Market, (b) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium or material limitation on commercial banking activities shall have been declared by Federal, Wisconsin or New York state authorities, (e) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (f) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (e) or (f), in Baird’s judgment, is material and adverse and makes it, in Baird’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package or the Prospectus (exclusive of any supplement thereto).

10.        Effectiveness; Defaulting Underwriter. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Baird may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm

Shares to be purchased on such date, and arrangements satisfactory to Baird and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either Baird or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriter would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.        Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Partnership and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.        Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(a)       The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.        Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.        Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.

15.        Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.        Notices. All communications hereunder shall be in writing and effective only upon receipt mailed or sent to Baird at Robert W. Baird & Co. Incorporated, Regus Business Center, Tysons Galleriea, 1600 Tyson’s Boulevard, 8th Floor, McLean, VA 22102, Fax: (703) 821-5759, Attention: Mark O. Decker Jr., with a copy to the Legal Department, Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax: (414)298-7800; and if to the Company shall be delivered, mailed or sent to 309 N. 5th St., Norfolk, Nebraska 68701, Fax: (402) 371 - 4229, with a copy to McGrath North Mullin & Kratz, PC LLO, Suite 3700, First National Tower, 1601 Dodge Street, Omaha, NE 68102, Attention David L. Hefflinger and Guy Lawson, Fax (402) 341-0216.

Very truly yours,
SUPERTEL HOSPITALITY, INC.
By:	/s/ Donavon A. Heimes
	Name:	Donavon A. Heimes
	Title:	Chief Financial Officer, Treasurer and Secretary

SUPERTEL LIMITED PARTNERSHIP
By:	Supertel Hospitality REIT Trust, Its General Partner
By:	/s/ Donavon A. Heimes
	Name:	Donavon A. Heimes
	Title:	Chief Financial Officer, Treasurer and Secretary

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED

By:	Robert W. Baird & Co. Incorporated
By:	/s/ Mark Decker
	Name:	Mark Decker
	Title:	Director

For itself and as Representative of the other

Underwriters named on Schedule I hereto.

SCHEDULE  I

Underwriter Number of Firm Shares To Be Purchased
Robert W. Baird & Co. Incorporated............................................ 96,000
Ferris, Baker Watts, Incorporated................................................ 96,000
JMP Securities LLC................................................................ 64,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc............ 64,000

Total:................................................	320,000

SCHEDULE II

Issuer Free Writing Prospectuses

FINAL TERM SHEET

Free Writing Prospectus Dated May 29, 2008	Registration Statement No. 333-147310 Filed Pursuant to Rule 433 of the Securities Act of 1933

Supertel Hospitality, Inc.

10.0% Series B Cumulative Preferred Stock

(Liquidation Preference: $25 per share)

Issuer:	Supertel Hospitality, Inc.
Security:	10.0% Series B Cumulative Preferred Stock
Shares Offered:	320,000 shares
Over-allotment Shares:	48,000 shares
Public Offering Price:	$25.00 per share; $8,000,000 total (not including over-allotment option)
Underwriting Discounts and Commission:	$1.25 per share; $400,000 total (not including over-allotment option)
Proceeds to the Issuer (before expenses):	$23.75 per share; $7,600,000 total (not including over-allotment option)
Estimated Issuer Expenses:	Approximately $135,000, excluding underwriting discounts and commissions
Use of Proceeds:

The net proceeds of this offering will be approximately $7,465,000 and be used to repay outstanding indebtedness on a bridge loan from General Electric Capital Corporation which has an interest rate equal to three-month LIBOR plus 7.5% (reset monthly) through the maturity date of June 1, 2008.

Bookrunner:	Robert W. Baird & Co. Incorporated
Co-Managers:	Ferris, Baker Watts, Incorporated JMP Securities LLC BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Underwriting Allocation:	Robert W. Baird & Co. Incorporated Ferris, Baker Watts, Incorporated JMP Securities LLC BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	96,000 96,000 64,000 64,000
Redemption:	At the Issuer’s option on or after June 3, 2013 (subject to certain additional optional redemption rights described in prospectus supplement)

Dividend Rights:	10.0% of the liquidation preference per annum, cumulative from June 3, 2008
Dividend Payment Dates:	Quarterly on March 31, June 30, September 30 and December 31, beginning June 30, 2008
Settlement Date:	June 3, 2008
Selling Concession:	Not to exceed $.75 per share
Reallowance to Other Dealers:	Not to exceed $.10 per share

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any Underwriter or any dealer participating in the offering will arrange to send to you the prospectus if you request it by calling Robert W. Baird & Co. Incorporated toll free at (800) 792-2473.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

2

SCHEDULE III

Free Writing Prospectuses

None.

SCHEDULE IV

(See Schedule II)